Exhibit 99.1
                                                                    ------------

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                        Navation, Inc.

Address of Joint Filer:                     40, route de Malagnou
                                            CH-1204 Geneva
                                            Switzerland

Relationship of Joint Filer
to Issuer:                                  10% Owner

Designated Filer:                           Allen Salmasi

Issuer & Ticker Symbol:                     NextWave Wireless LLC (None)

Date of Event Requiring Statement:          June 30, 2006



SIGNATURE:

Navation, Inc.

By:  /s/ Roseann Rustici
     -------------------------------
Name:   Roseann Rustici
Title:  Attorney-in-Fact




Date:  June 26, 2006










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                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                        Nicole Salmasi

Address of Joint Filer:                     c/o NextWave Wireless LLC,
                                            12670 High Bluff Drive
                                            San Diego, CA 92130

Relationship of Joint Filer
to Issuer:                                  10% Owner

Designated Filer:                           Allen Salmasi

Issuer & Ticker Symbol:                     NextWave Wireless LLC (None)

Date of Event Requiring Statement:          June 30, 2006



SIGNATURE:

Nicole Salmasi

By:  /s/ Roseann Rustici
     -------------------------------
Name:   Roseann Rustici
Title:  Attorney-in-Fact




Date:  June 26, 2006